As filed with the Securities and Exchange Commission on August 6, 2004.

                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

             Date of Report (Date of earliest event reported):
                                August 4, 2004

                       Shells Seafood Restaurants, Inc.
          (Exact name of registrant as specified in its charter)

   Delaware                     0-28258             65-0427966
(State or other              (Commission          (IRS employer
jurisdiction of              file number)         identification
incorporation)                                          No.)

         16313 N. Dale Mabry Hwy, Ste 100, Tampa, FL  33618
               (Address of principal executive offices)

           Registrant's telephone number, including area code:
                               (813) 961-0944

                               Not Applicable
  (Former name or former address, if changed since last report)

Item 5. Other Events

Shells Seafood Restaurants, Inc. today issued a press release announcing it has successfully restructured the terms of $2 million in promissory notes. The long-term debt, originally due in January 2005, has been extended to January 31, 2007, giving the company time needed to execute its ongoing strategy to enhance the Shells concept.

The press release future announced that Leslie J. Christon has been elected to the board of directors. Christon, a veteran casual dining executive, joined the company as President and CEO one year ago.

A copy of the press release follows as Exhibit 99.

Item 7.  Financial Statements and Exhibits

     (c) Exhibits

     10.01 Secured Senior Note in the aggregate principal amount of $400,000 issued to GCM Shells Seafood
            Partners, LLC on August 4, 2004.

     10.02 Secured Senior Note in the aggregate principal amount of $600,000 issued to Trinad Capital, LP on August 4, 2004.

     10.03 Secured Senior Note in the aggregate principal amount of $1,000,000 issued to Frederick R. Adler on August 4, 2004.

     10.04  Warrant to purchase 400,000 shares of Common
            Stock of Shells Seafood Restaurants, Inc., issued to GCM Shells Seafood Partners, LLC

     10.05  Warrant to purchase 600,000 shares of Common
            Stock of Shells Seafood Restaurants, Inc., issued to Trinad Capital, LP

     10.06  Warrant to purchase 1,000,000 shares of Common
            Stock of Shells Seafood Restaurants, Inc., issued to Frederick R. Adler

     99     Press release dated August 4, 2004.


                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2004

SHELLS SEAFOOD RESTAURANTS, INC.

By: /s/ Leslie J. Christon
President and Chief Executive Officer


<END>